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                                                                      EXHIBIT 21
                       SUBSIDIARIES OF H&R BLOCK, INC.

     The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:

                                          JURISDICTION IN
                NAME                      WHICH ORGANIZED
                ----                      ---------------

H&R Block Group, Inc....................    Delaware (1)
Block Investment Corporation............    Delaware (1)
HRB Management, Inc.....................    Missouri (2)
H&R Block Tax Services, Inc.............    Missouri (2)
H&R Block Eastern Tax Services, Inc.....    Missouri (3)
Bay Colony, Ltd.........................    Virginia (4)
H&R Block of Dallas, Inc................    Texas (3)
HRB Partners, Inc.......................    Delaware (5)
H&R Block and Associates, L.P...........    Delaware (6)
HRB Royalty, Inc........................    Delaware (3)
BWA Advertising, Inc....................    Missouri (3)
H&R Block Canada, Inc...................    Canada (3)
H&R Block (Nova Scotia), Incorporated...    Nova Scotia (7)
Cashplan Systems, Inc...................    British Columbia (7)
Two Dog Ranch Ltd.......................    British Columbia (7)
H&R Block (Guam), Inc...................    Guam (3)
H&R Block Limited.......................    New South Wales (8)
H&R Block The Income Tax People Limited.    New Zealand (3)
Block Financial Corporation.............    Delaware (2)
Franchise Partner, Inc..................    Nevada (9)
HRB Investments, Inc....................    Delaware (9)
H&R Block Insurance Services, Inc.......    Delaware (9)
HRB Financial Services, Inc.............    Delaware (9)
WebBank Corporation.....................    Utah (9)
MECA Sub - LFOD, Ltd....................    New Hampshire (9)
Companion Mortgage Corporation..........    Delaware (9)
Block Mortgage Finance, Inc.............    Delaware (10)
Option One Mortgage Corporation.........    California (9)
Option One Mortgage Acceptance
  Corporation...........................    Delaware (11)
Premier Trust Deed Services, Inc........    California (11)
Premier Mortgage Services of Washington,
      Inc...............................    Washington (12)
H&R Block Home Loans, Inc...............    California (11)
H&R Block Home Loans, Inc...............    Ontario (11)
H&R Block Mortgage Company, L.L.C.......    Virginia (13)
H&R Block Mortgage Company, Inc.........    Delaware (3)
HRB Business Services, Inc..............    Delaware (2)
DMJK Business Services, Inc.............    Missouri (14)
Access Technology, Inc..................    Massachusetts (15)
Companion Insurance, Ltd................    Bermuda (15)
H&R Block Tax and Financial Services
 Limited................................    United Kingdom (15)
PM Industries, Inc......................    Kansas (15)
NCS Mortgage Services, L.L.C............    Georgia (16)
National Consumer Services,
  Corp.II, L.L.C........................    Georgia (16)



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Notes to Subsidiaries of H&R Block, Inc.:

(1) Wholly owned subsidiary of H&R Block, Inc.
(2) Wholly owned subsidiary of H&R Block Group, Inc.
(3) Wholly owned subsidiary of H&R Block Tax Services, Inc.
(4) Wholly owned subsidiary of H&R Block Eastern Tax Services, Inc.
(5) Wholly owned subsidiary of H&R Block of Dallas, Inc.
(6) Limited partnership in which H&R Block Tax Services, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner
(7) Wholly owned subsidiary of H&R Block Canada, Inc.
(8) Wholly owned subsidiary of HRB Royalty, Inc.
(9) Wholly owned subsidiary of Block Financial Corporation
(10) Wholly owned subsidiary of Companion Mortgage Corporation
(11) Wholly owned subsidiary of Option One Mortgage Corporation
(12) Wholly owned subsidiary of Premier Trust Deed Services, Inc.
(13) Limited liability company in which H&R Block Tax Services, Inc. has a 99% membership interest and Block Financial Corporation has a 1% membership interest
(14) Wholly owned subsidiary of HRB Business Services, Inc.
(15) Wholly owned subsidiary of HRB Management, Inc.
(16) Limited liability company in which H&R Block Mortgage Company L.L.C. has a 40% membership interest and non-affiliated individuals having a combined 60% membership interest.




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